Exhibit 10.3

GUARANTY AND COLLATERAL AGREEMENT

dated as of November 17, 2020

among

T3 COMMUNICATIONS, INC.

as the Company,

and

THE OTHER PARTIES HERETO,

as Grantors,

and

POST ROAD ADMINISTRATIVE LLC,

as the Administrative Agent

6.3	Investment Property	18

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6.4	Proceeds to be Turned Over to Administrative Agent	19
6.5	Application of Proceeds	20
6.6	Code and Other Remedies	20
6.7	Registration Rights	22
6.8	Waiver; Deficiency	23

Article VII THE ADMINISTRATIVE AGENT		23
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	23
7.2	Duty of Administrative Agent	25
7.3	Authority of Administrative Agent	25

Article VIII MISCELLANEOUS		26
8.1	Amendments in Writing	26
8.2	Notices	26
8.3	Indemnification by Grantors	26
8.4	Enforcement Expenses	27
8.5	Captions	27
8.6	Nature of Remedies	27
8.7	Counterparts	27
8.8	Severability	27
8.9	Entire Agreement	28
8.10	Successors; Assigns	28
8.11	Governing Law	28
8.12	Jurisdiction	28
8.13	Waiver of Jury Trial	29
8.14	Set-off	29
8.15	Acknowledgements	29
8.16	Additional Grantors	30
8.17	Releases	30
8.18	Obligations and Liens Absolute and Unconditional	30
8.19	Regulatory Matters	31
8.20	Reinstatement	31

ii

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT, dated as of November 17, 2020 (this “Agreement”), is entered into among T3 COMMUNICATIONS, INC., a Nevada corporation (the “Company”), and each other Person signatory hereto as a Grantor (the Company, together with any other Person that becomes a party hereto as provided herein, sometimes hereinafter are referred to individually as each “Grantor” and collectively as the “Grantors”), in favor of POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (in its individual capacity, “Post Road”), in its capacity the administrative agent for the financial institutions (the “Lenders”) from time to time party to the Credit Agreement (as hereafter defined) (Post Road, in such capacity, together with its successors and assigns, the “Administrative Agent”).

R E C I T A L S:

A.       The Lenders have severally agreed to extend credit to the Company pursuant to the Credit Agreement.

B.       The Company is affiliated with each other Grantor and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement.

C.       It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of all the Lenders.

NOW THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

Article I
DEFINITIONS.

1.1 Definitions in Credit Agreement and UCC. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Insolvency Proceeding, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 Defined Terms. When used herein the following terms shall have the following meanings:

Agreement has the meaning set forth in the preamble hereto.

Chattel Paper means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

Collateral means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, and Supporting Obligations, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing; excluding, however, any Licenses issued by a State Regulatory Authority, or any other Governmental Authority to the extent, and only to the extent, it is unlawful to grant a security interest in such Licenses, but including, without limitation, the right to receive all proceeds derived or arising from or in connection with the sale, assignment, transfer or transfer of control over such Licenses. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Company Obligations means all Obligations of the Company.

Contract Rights means all of the Grantors’ rights and remedies with respect to the Customer Contracts.

Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

Copyright Licenses means all written agreements naming any Grantor licensee, including those listed on Schedule 5, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, other than mass market shrink wrap licenses generally available to the public.

Credit Agreement means the Credit Agreement of even date herewith among the Company, the Lenders and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

Fixtures means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

General Intangibles means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all contracts and Contract Rights (including all Customer Contracts), agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

Guarantor Obligations means, collectively, with respect to each Guarantor, all Obligations of such Guarantor.

Guarantors means the collective reference to each Grantor other than the Company, if any.

Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

Intercompany Note means any promissory note evidencing loans made by any Grantor to any other Grantor.

Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

Issuers means the collective reference to each issuer of any Investment Property.

Licenses means all permanent, long-term, and temporary, existing and after-acquired, authorizations, permits and licenses used in, necessary for, or required by any Governmental Authority for, the ownership and operation by the Company and/or any Guarantor of its present and future business, including, but not limited to, the licenses issued by a State Regulatory Authority.

Paid in Full or Payment in Full means (a) the payment in full in cash and performance of all Secured Obligations, and (b) the termination of all Commitments.

Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of the foregoing.

Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.

Pledged Equity means the equity interests listed on Schedule 1, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

Pledged Notes means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than (a) promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) any individual promissory note which is less than $10,000 in principal amount, up to an aggregate of $50,000 for all such promissory notes excluded under this clause (b)).

Proceeds means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

Secured Obligations means, collectively, the Company Obligations and Guarantor Obligations.

Securities Act means the Securities Act of 1933, as amended.

State Regulatory Agency means any state, provincial, municipal or local Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction or operation of any of the business of the Company.

State Regulatory Authorizations mean all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders, authorizations, consents, licenses, certificates and permits from, any State Regulatory Agency.

Trademarks means (a) all trademarks, trade names, corporate names, the Company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (b) the right to obtain all renewals thereof.

Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

Article II
GUARANTY.

2.1 Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

The Administrative Agent or any Lender may, from time to time, at its sole discretion and without notice to any Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations, alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not the Administrative Agent or such Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.5 Waivers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Company or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.6 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in the Credit Agreement.

Article III
GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations or the Guarantor Obligations, as the case may be (excluding, however, any Licenses or other permits issued by a State Regulatory Authority, or any other Governmental Authority to the extent, and only to the extent, it is unlawful to grant a security interest in such Licenses or other permits, but including, without limitation, the right to receive all proceeds derived or arising from or in connection with the sale, assignment, transfer or transfer of control over such Licenses or other permits). The security interest granted herein in connection with the Licenses issued by a State Regulatory Authority is intended to include, and hereby includes, all private (including economic) attributes of such Licenses, as distinguished from the “public” rights to assign such Licenses which are explicitly reserved to a State Regulatory Authority. If at any time in the future laws permit each Grantor to grant a security interest in a license, permit or authorization issued by a State Regulatory Authority, this Agreement shall be deemed to grant a security interest in such Licenses immediately thereupon without any further action by or notice to the Grantors or the Administrative Agent. In furtherance of the foregoing, the Grantors agree to cooperate fully with the Administrative Agent to obtain and perfect such security interest as may be required.

3.2 Collateral Assignment of Rights under the Customer Contracts. Each Grantor hereby irrevocably authorizes and empowers the Administrative Agent or its agents, in their sole discretion, to assert, either directly or on behalf of any Grantor, upon the occurrence of an Event of Default that has continued beyond any applicable cure period, any claims any Grantor may from time to time have under or pursuant to the Customer Contracts (“Payments”), and to receive and collect any damages, awards and other monies resulting therefrom and to apply the same on account of the Secured Obligations. Upon the occurrence of an Event of Default that has continued beyond any applicable cure period, the Administrative Agent may provide notice under any Customer Contract that all Payments shall be made to or at the direction of the Administrative Agent for so long as such Event of Default shall be continuing. Following the delivery of any such notice, the Administrative Agent shall promptly notify the customers under the Customer Contract upon the termination or waiver of any such Event of Default. Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees, or agents designated by the Administrative Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of enabling the Administrative Agent or its agents to assert and collect such claims and to apply such monies in the manner set forth hereinabove.

Article IV
REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Company thereunder, each Grantor severally and not jointly hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Administrative Agent.

4.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been or will promptly be delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for each Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. The filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept, except customer premise equipment and with respect to Inventory and Equipment with a fair market value of less than $5,000 which may be located at other locations and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business with an aggregate fair market value of less than $50,000.

4.6 Investment Property.

(a) The Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Grantor.

(b) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(d) Schedule 1 lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.7 Receivables.

(a) No material amounts payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate.

4.8 Intellectual Property.

(a) Schedule 5 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property owned by any Guarantor is valid, subsisting, unexpired and enforceable and has not been abandoned.

(c) Except as set forth in Schedule 5, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

4.9 Depositary and Other Accounts. All depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

Article V
COVENANTS.

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $50,000 in the aggregate for all Grantors shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. In the event that an Unmatured Event of Default or Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to the Administrative Agent and at such time being held by any Grantor shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall defend the security interest created by this Agreement against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i) other than customer premise equipment, permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4; provided, that up to $50,000 in fair market value of any such Inventory and Equipment may be kept at other locations;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guarantied, to be held by the Administrative Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence of an Event of Default that has continued beyond any applicable cure period, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence of an Event of Default that has continued beyond any applicable cure period, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it.

5.6 Receivables.

(a) Other than in the ordinary course of business consistent with its past practice and in non-material amounts, such Grantor will not, without the prior written consent of the Administrative Agent (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.

5.7 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not do any act whereby any material portion of such Copyrights may fall into the public domain.

(d) Such Grantor will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrently with the next delivery of financial statements of the Company pursuant to Section 10.1 of the Credit Agreement. Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Customer Contracts.

(a) Each Grantor shall keep the Administrative Agent informed of all circumstances bearing upon any potential claim under or with respect to the Customer Contracts and such Grantor shall not, without the prior written consent of the Administrative Agent, (i) waive any of its rights or remedies under any Customer Contract in excess of $50,000, (ii) settle, compromise or offset any amount payable by the sellers to such Grantor under any Customer Contract in excess of $50,000 or (iii) amend or otherwise modify any Customer Contract in any manner which is adverse to the interests of the Administrative Agent or any Lender.

(b) Each Grantor shall perform and observe all the terms and conditions of each Customer Contract to be performed by it, maintain each Customer Contract in full force and effect, enforce each Customer Contract in accordance with its terms and take all such action to such end as may from time to time be reasonably requested by the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, (i) each applicable Grantor shall remain liable under each Customer Contract to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Customer Contract, and (iii) neither the Administrative Agent nor any other Lender shall have any obligation or liability under any Customer Contract by reason of this Agreement, nor shall the Administrative Agent or any other Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.9 Depositary and Other Deposit Accounts. No Grantor shall open any depositary or other deposit accounts unless such Grantor shall have given the Administrative Agent 10 days’ prior written notice of its intention to open any such new deposit accounts. The Grantors shall deliver to the Administrative Agent a revised version of Schedule 6 showing any changes thereto within five (5) Business Days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account to provide the Administrative Agent with such information with respect to such deposit account as the Administrative Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Administrative Agent. Each Grantor will cause each financial institution at which such Grantor maintains a depositary or other deposit account to enter into a bank agency or other similar agreement with the Administrative Agent and such Grantor, in form and substance satisfactory to the Administrative Agent, in order to give the Administrative Agent “control” (as defined in the UCC) of such account.

5.10 Other Matters.

(a) On or prior to the Closing Date, each of the Grantors shall cause to be delivered to the Administrative Agent a Collateral Access Agreement with respect to (a) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date with a fair market value in excess of $25,000 and (b) each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Closing Date. Such requirement may be extended or waived at the option of the Administrative Agent. If any Grantor shall cause to be delivered Inventory or other property in excess of $25,000 in fair market value to any bailee after the Closing Date, such Grantor shall use reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Administrative Agent. If any Grantor shall lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of $25,000 in fair market value after the Closing Date, such Grantor shall cause the landlord in respect of such leased property or facilities to sign a Landlord Agreement. Such requirement may be waived at the option of the Administrative Agent.

(b) Each Grantor authorizes the Administrative Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Administrative Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

(c) Each Grantor shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Administrative Agent, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $25,000, such Grantor shall promptly notify the Administrative Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, such Grantor shall be deemed to thereby grant to the Administrative Agent (and such Grantor hereby grants to the Administrative Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Article VI
REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate such authority at any time upon the occurrence of an Event of Default that has continued beyond any applicable cure period. If required by the Administrative Agent at any time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d) Each Grantor hereby irrevocably authorizes and empowers the Administrative Agent, in the Administrative Agent’s sole discretion, at any time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to the Customer Contracts and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Obligations. Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent as its true and lawful attorney in fact for the purpose of enabling the Administrative Agent to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name may at any time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time upon the occurrence of an Event of Default that has continued beyond any applicable cure period, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Guarantor hereby agrees that any licenses granted pursuant to this Section 6.2(d) shall not be revoked by Guarantor until such time as this Agreement is terminated and the security interests created hereby are released.

6.3 Investment Property.

(a) Unless an Event of Default shall be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If upon the occurrence of an Event of Default that has continued beyond any applicable cure period, Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4 Proceeds to be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Administrative Agent in any collateral account (or by such Grantor in trust for the Administrative Agent and the Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, upon the occurrence of an Event of Default that has continued beyond any applicable cure period, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as the Administrative Agent shall determine in its discretion. Any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by the Administrative Agent, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

FIRST, to the payment of all fees, costs, expenses and indemnities of the Administrative Agent (in its capacity as such), including Attorney Costs, and any other Secured Obligations owing to the Administrative Agent in respect of sums advanced by the Administrative Agent to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;

SECOND, to the payment of all fees, costs, expenses and indemnities of the Lenders, pro-rata, until paid in full;

THIRD, to the payment of all of the Secured Obligations consisting of accrued and unpaid interest owing to any Lender, pro-rata, until paid in full;

FOURTH, to the payment of all Secured Obligations consisting of principal owing to any Lender, pro-rata, until paid in full;

FIFTH, to the payment of all other Secured Obligations owing to each Lender, pro-rata, until paid in full; and

SIXTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.

6.6 Code and Other Remedies.

(a) If an Event of Default shall be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the each Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the applicable Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional brokers or auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 6.6(b) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the UCC or other law of the State of New York or any other relevant jurisdiction in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 6.6(b). Without limitation upon the foregoing, nothing contained in this Section 6.6(b) shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 6.6(b).

(c) If an Event of Default shall have occurred and be continuing, the Grantor shall take any action that the Administrative Agent may request in order to enable the Administrative Agent or its nominee or designee, any receiver, trustee or similar official or any purchaser of all or any part of the Collateral to obtain and enjoy the full rights and benefits granted to the Administrative Agent hereunder, including, without limitation, all rights necessary or desirable to obtain, use, sell, assign or otherwise transfer control of the Licenses of the Grantor. Without limiting the generality of the foregoing, upon the occurrence and continuation of any Event of Default, at the request of the Administrative Agent and at the Grantor’s sole cost and expense, the Grantor shall (i) assist the Administrative Agent in obtaining any required a State Regulatory Authority approval for any action or transaction contemplated hereby, including preparing, signing and filing with a State Regulatory Authority, and/or any other Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license or transfer of control over any of the Grantor’s Licenses necessary or appropriate under the applicable laws for approval of any sale, assignment or transfer to Agent or any other Person of any or all Collateral and the Licenses of the Grantor and (ii) execute all applications and other documents and take all other actions reasonably requested by the Administrative Agent to enable the Administrative Agent, its nominee or designee, any receiver, trustee or similar official or any purchaser of all or any part of the Collateral to obtain from a State Regulatory Authority, or any other Person any required authority necessary to operate the business of the Grantor.

(d) Each Grantor acknowledges that, except for non-material Licenses, each License is integral to the Administrative Agent’s realization of the value of all of the Collateral, that the Licenses of the Grantors are unique assets, that there is no adequate remedy at law for failure by the Grantors to comply with the provisions of Section 6.6(b) and that such failure would not be adequately compensable in monetary damages; therefore, each Grantor agrees that, in addition to all other remedies available at law or in equity, the Administrative Agent shall be entitled to obtain decree(s) of specific performance entitling it to temporary restraining order(s), preliminary injunction(s), or permanent injunction(s) to enforce specifically and require specific performance of the provisions of Section 6.6(c). Each Grantor agrees that notice shall be adequate for the entry of a decree of specific performance with respect to any such matter (i) in the case of a temporary restraining order, upon twenty-four (24) hours’ prior notice of the hearing thereof and (ii) in the case of any other proceeding, upon three (3) days’ prior notice of the hearing thereof, and hereby waives all requirements and demands that the Administrative Agent give any greater notice of such hearings or post a bond or other surety arrangement in connection with the issuance of such decree.

(e) Without limiting and in addition to any other rights, options and remedies the Administrative Agent has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default, the Administrative Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Administrative Agent and/or Lenders to enforce its rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral and the Licenses of any Grantor and continue the operation of the business of such Grantor and to collect all revenues and profits thereof, including the payment of all expenses and other charges of such receivership and the compensation of the receiver until a sale or other disposition of such Collateral shall be finally made and consummated. Each Grantor hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Each Grantor (i) grants such waiver and consent knowingly after having discussed the implications thereof with counsel, (ii) acknowledges that (A) the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by the Administrative Agent in connection with the enforcement of its rights and remedies hereunder and under the other Loan Documents and (B) the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing the Lenders to make the Loan, and (iii) agrees to enter into any and all stipulations in any legal actions, or agreements or other instruments required or reasonably appropriate in connection with the foregoing, and to cooperate fully with the Administrative Agent in connection with the assumption and exercise of control by any receiver over all or any portion of the Collateral and the Licenses of such Grantor.

(f) Each Grantor agrees that the proceeds of the sale of any of the Licenses of such Grantor is included in the value of the Collateral. No Grantor shall assert or allege that the value of the proceeds of the sale of any of the Licenses of such Grantor is not included in determining the value of the Collateral in any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other similar proceeding.

6.7 Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default is continuing under the Credit Agreement.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

Article VII
THE ADMINISTRATIVE AGENT.

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, and for so long as this Agreement is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(vi) to effectuate the rights and remedies of the Administrative Agent under this Agreement and to the extent (and only to the extent) permitted under the applicable laws, each Grantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, in the name of such Grantor, to take all actions and execute all documents referred to in Section 6.6(b) above, which power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid and performed in full; provided however, that the power to execute granted hereunder to the Administrative Agent shall not apply to any application or other document requiring the certification of the licensee of any License as condition to consideration by a State Regulatory Authority, but only to the extent that it would be unlawful under applicable laws, in effect at the time, for the Administrative Agent to execute and file such document with a State Regulatory Authority, notwithstanding the fact that a court has not authorized the Administrative Agent to do so.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

7.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Article VIII
MISCELLANEOUS.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be addressed to the Company and effected in the manner provided for in Section 15.3 of the Credit Agreement and each Grantor hereby appoints the Company as its agent to receive notices hereunder.

8.3 Indemnification by Grantors. THE GRANTORS, SEVERALLY AND NOT JOINTLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD EACH LENDER PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH GRANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF ALL (AND SHALL BE) SECURED OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

8.4 Enforcement Expenses.

(a) Each Grantor agrees, on a several and not a joint basis, to pay or reimburse on demand each Lender and the Administrative Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 8.4 shall survive repayment of all (and shall be) Secured Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6 Nature of Remedies. All Secured Obligations of each Grantor and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

8.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

8.10 Successors; Assigns. This Agreement shall be binding upon Grantors, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Grantors, Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Grantor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent.

8.11 Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

8.12 Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY, THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; OR, IF THE ADMINISTRATIVE AGENT INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH THE ADMINISTRATIVE AGENT SHALL INITIATE OR TO WHICH THE ADMINISTRATIVE AGENT SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS IN ADVANCE TO THE JURISDICTION OF SUCH COURTS IN ANY ACTION OR PROCEEDING COMMENCED IN OR REMOVED BY THE ADMINISTRATIVE AGENT TO ANY OF SUCH COURTS, HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND HEREBY AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 15.3 OF THE CREDIT AGREEMENT. EACH GRANTOR WAIVES ANY CLAIM THAT ANY COURT HAVING SITUS IN NEW YORK COUNTY, NEW YORK, IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ANY GRANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE PERIOD OF TIME PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH GRANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE ADMINISTRATIVE AGENT AGAINST SUCH GRANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE LOAN PARTIES SET FORTH IN THIS SECTION 8.12 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY THE ADMINISTRATIVE AGENT, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY THE ADMINISTRATIVE AGENT, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH GRANTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

8.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.14 Set-off. Each Grantor agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default is continuing, the Administrative Agent and each Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with the Administrative Agent or such Lender.

8.15 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.16 Additional Grantors. Each Loan Party that is required to become a party to this Agreement pursuant to Section 10.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex I hereto.

8.17 Releases.

(a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, upon delivery by the Grantors of a written release of all claims against the Administrative Agent and the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and without delivery of any other instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to the Grantors any Collateral held by the Administrative Agent hereunder and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.18 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.19 Regulatory Matters. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, the Administrative Agent will not take any action pursuant to this Agreement or any of the other Loan Documents that would constitute or result in any assignment or transfer of control, whether de jure or de facto, of any License of any Grantor if such assignment or transfer of control would require under then existing law the prior approval of a regulatory authority without first obtaining such approval of the such regulatory authority.

8.20 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s and/or Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[remainder of this page intentionally left blank; signature page follows]

Each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written:

GRANTORS:

T3 COMMUNICATIONS, INC.
a Nevada corporation, as the Company and a Grantor

By:
Name:
Title:

T3 COMMUNICATIONS, INC.
a Florida corporation, as a Grantor

By:
Name:
Title:

SHIFT8 NETWORKS, INC.
a Texas corporation, as a Grantor

By:
Name:
Title:

Prior to the consummation of the Nexogy Acquisition:

NEXOGY ACQUISITION, INC.
a Florida corporation, as a Grantor

By:
Name:
Title:

Upon consummation of the Nexogy Acquisition:

NEXOGY, INC.
a Florida corporation, as a Grantor

By:
Name:
Title:

Signature Page to Guaranty and Collateral Agreement

AGENT:

POST ROAD ADMINISTRATIVE LLC, as the Administrative Agent

By:
Name:
Title:	Authorized Signatory

Signature Page to Guaranty and Collateral Agreement

SCHEDULE 1

PLEDGED EQUITY, PLEDGED NOTES, INVESTMENT PROPERTY

SCHEDULE 2

PERFECTED LIENS

SCHEDULE 3

GRANTOR INFORMATION

SCHEDULE 4

COLLATERAL LOCATION

SCHEDULE 5

INTELLECTUAL PROPERTY

SCHEDULE 6

DEPOSITORY AND OTHER ACCOUNTS

SCHEDULE 7

IDENTIFIED CLAIMS

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [______] is executed by the undersigned for the benefit of POST ROAD ADMINISTRATIVE LLC, as the Administrative Agent (the “Administrative Agent”) in connection with that certain Guaranty and Collateral Agreement dated as of November 17, 2020 among the Grantors party thereto and the Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guaranty and Collateral Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby collaterally assigns, pledges and grants to the Administrative Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.

2. Schedules 1, 2, 3, 4, 5, 6, and 7 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6, and 7 respectively, hereof. Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to the Administrative Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Administrative Agent as secured party, and describing its Collateral and such other documentation as the Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges the authorizations given to the Administrative Agent under the Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Credit Agreement and each such Person hereby appoints the Company as its agent to receive notices hereunder.

5. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Administrative Agent’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Administrative Agent.

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